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                                   EXHIBIT 99

600 Powers Building, 16 West Main Street,                          585-454-1250
Rochester, New York 14614-1601

FOR IMMEDIATE RELEASE                                 CONTACT:  Steven M. Morse
                                                                PRESIDENT
                                                                (585) 454-1250


          GENESEE CORPORATION ANNOUNCES FINAL LIQUIDATING DISTRIBUTION

      ROCHESTER, NEW YORK, August 3, 2007 -- Genesee Corporation (OTC BULLETIN
BOARD: GENBA; GENBB) today announced that its Board of Directors declared a FINAL liquidating distribution of $2.48 per share payable on August 28, 2007 to Class A and Class B common stock shareholders of record on August 20, 2007. This brings the Corporation's liquidating distributions to a total of $69,441,000, or $41.48 per share, since its Plan of Liquidation and Dissolution was approved by shareholders on October 19, 2000. This is the Corporation's FINAL liquidating distribution and any cash remaining after this distribution will be used to fund accrued expenses and liabilities of the Corporation.

      This distribution completes Genesee Corporation's Plan of Liquidation and Dissolution. No further dividends or distributions to shareholders will be paid.